Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer Natalie Poulos, Investor Relations
BlueLinx Holdings Inc. BlueLinx Holdings Inc.
(770) 953-7000 (770) 953-7522
investor.relations@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FIRST-QUARTER RESULTS
- Gross Profit up $7.4 million, or 14.7% compared to Q1 2015 -
- Unit volume increased 10.0% from Q1 2015 -
- Adjusted EBITDA of $7.0 million, up $6.6 million - Best first quarter since 2007 -

ATLANTA - May 12, 2016 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fiscal first quarter ended April 2, 2016.

First Quarter Financial Highlights

•	Revenue increased 4.3% from first quarter 2015

•	Unit volume increased 10.0% from first quarter 2015

•	Gross profit up $7.4 million, or 14.7% compared to first quarter 2015

•	Gross margin increased 110 basis points from first quarter 2015

•	Adjusted EBITDA of $7.0 million; best first quarter since 2007

“We are pleased to see a relatively strong start to 2016. Our continued emphasis on providing excellent customer service, margin, and cost efficiency as we execute our operational initiatives is reflected in the results we enjoyed this quarter. We will remain focused on improving the operating results at BlueLinx as we execute on our strategy to deleverage the balance sheet,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We are encouraged that our working capital initiatives drove increased productivity, largely driven by our inventory reduction efforts, resulting in a reduction of our cash cycle by seven days when compared to the same period in 2015. Additionally, even in light of the refinancing costs we incurred in Q1, our net debt of $424.8 million for first quarter 2016 was reduced by $13.7 million when compared to the same period a year ago, with decreases in both our mortgage and asset-based revolving credit balances.”

First Quarter Results Compared to Prior Year Period
Revenues for the fiscal first quarter were $474.3 million, an increase of 4.3% from 2015 levels, and unit volumes were up 10.0% compared to 2.9% during the same period in 2015.

The Company recorded gross profit in fiscal first quarter 2016 of $57.6 million, an increase of $7.4 million from fiscal first quarter 2015. Gross margin in first quarter 2016 was 12.1%, an increase of 110 basis points from the same period a year ago, largely driven by gross margin increases seen in our structural and specialty products of 190 and 60 basis points, respectively.

Selling, general and administrative costs increased by $4.8 million year over year primarily in debt extension and amendment related expenses. When excluding the refinancing charges, operating expenses remained comparable year over year even with increased sales volume. The Company recorded a net loss of $6.1 million for fiscal first quarter 2016 compared to a net loss of $8.9 million for fiscal first quarter 2015, an improvement of $2.8 million. Adjusted EBITDA for the fiscal first quarter 2016 was $7.0 million, versus Adjusted EBITDA of $0.4 million for the same period a year ago.

Liquidity
As of April 2, 2016, the Company had $61.8 million of excess availability under its asset-based revolving credit facilities.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 1410907. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income (loss) plus interest expense and all interest expense related items (e.g., write-off of debt issuance costs, charges associated with mortgage refinancing), income taxes, depreciation and amortization, and further adjusted to exclude non-cash items and certain other adjustments to Consolidated Net Income (Loss). We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.
We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.
We present net debt to highlight significant estimated financial obligations. We reduce debt principal outstanding by cash, resulting in net debt, to present the amount of assets available on hand to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile, and provides a representation of the continued progress we have made on our debt initiatives.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its national network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	April 2, 2016	April 4, 2015
Net sales	$474,326	$454,949
Cost of sales	416,730	404,753
Gross profit	57,596	50,196
Operating expenses:
Selling, general, and administrative	54,799	50,036
Depreciation and amortization	2,476	2,278
Total operating expenses	57,275	52,314
Operating income (loss)	321	(2,118)
Non-operating expenses (income):
Interest expense	7,207	6,553
Other expense (income), net	(372)	358
Loss before benefit from income taxes	(6,514)	(9,029)
Benefit from income taxes	(369)	(84)
Net loss	$(6,145)	$(8,945)
Basic and diluted weighted average number of common shares outstanding	88,764	87,165
Basic and diluted net loss per share applicable to common stock	$(0.07)	$(0.10)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	April 2, 2016	January 2, 2016
Assets:
Current assets:
Cash	$7,126	$4,808
Receivables, less allowances of $3.5 million and $3.2 million, respectively	181,507	138,545
Inventories, net	246,469	226,660
Other current assets	25,184	32,011
Total current assets	460,286	402,024
Property and equipment:
Land and land improvements	39,212	40,108
Buildings	89,010	89,006
Machinery and equipment	78,447	79,173
Construction in progress	385	255
Property and equipment, at cost	207,054	208,542
Accumulated depreciation	(108,766)	(106,966)
Property and equipment, net	98,288	101,576
Other non-current assets	9,631	9,542
Total assets	$568,205	$513,142
Liabilities:
Current liabilities:
Accounts payable	$104,687	$88,087
Bank overdrafts	18,479	17,287
Accrued compensation	7,354	4,165
Current maturities of long-term debt	4,981	6,611
Other current liabilities	12,353	14,023
Total current liabilities	147,854	130,173
Non-current liabilities:
Long-term debt	423,625	377,773
Pension benefit obligation	34,807	36,791
Other non-current liabilities	13,122	14,301
Total liabilities	619,408	559,038
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 200,000,000 shares, Issued - 90,054,008 and 89,438,466, respectively.	901	894
Additional paid-in capital	255,436	255,100
Accumulated other comprehensive loss	(34,279)	(34,774)
Accumulated stockholders’ deficit	(273,261)	(267,116)
Total stockholders’ deficit	(51,203)	(45,896)
Total liabilities and stockholders’ deficit	$568,205	$513,142

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended April 2, 2016	Three Months Ended April 4, 2015
Net cash used in operating activities	$(51,640)	$(37,545)

Net cash provided by (used in) investing activities	1,230	(337)

Cash flows from financing activities:
Repayments on revolving credit facilities	(263,624)	(76,723)
Borrowings from revolving credit facilities	315,630	121,806
Principal payments on mortgage	(8,812)	(7,930)
Decrease in restricted cash related to the mortgage	9,118	5,056
Other, net	416	(2,816)
Net cash provided by financing activities	52,728	39,393

Increase in cash	2,318	1,511
Cash balance, beginning of period	4,808	4,522
Cash balance, end of period	$7,126	$6,033

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(unaudited)

	Quarter Ended
Adjusted EBITDA	April 2, 2016	April 4, 2015
Net loss	$(6,145)	$(8,945)
Adjustments:
Depreciation and amortization	2,476	2,278
Interest expense	7,207	6,553
Benefit from income taxes	(369)	(84)
Gain from the sale of properties	(377)	—
Share-based compensation expense, excluding restructuring	416	617
Restructuring, severance, legal, and other	488	(31)
Refinancing-related expenses	3,316	—
Adjusted EBITDA	$7,012	$388

	Quarter Ended
Net Debt	April 2, 2016	April 4, 2015
Revolving credit facilities - principal	$272,540	$275,749
Mortgage - principal	159,388	169,792
Total debt principal payable	431,928	445,541
Less:
Cash	(7,126)	(6,033)
LCR cash trap	—	(1,011)
Non-GAAP net debt	$424,802	$438,497